Exhibit 4.8

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (this “MOU”) is entered into as of December 30, 2022 by the undersigned in connection with that certain  Backstop Agreement (the “Backstop Agreement”), dated as of June 14, 2022, by and among (i) LightJump One Founders, LLC, a Delaware limited liability company (“Sponsor”) (ii) Union Group Ventures Limited, a company limited by shares incorporated under the laws of the British Virgin Islands (“UGVL”), (iii) Theo I SCSp, a special limited partnership (société en commandite spéciale) governed by the laws of the Grand Duchy of Luxembourg, having its registered office at 30, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg register of commerce and companies (registre de commerce et des sociétés) under number B 257706 (“Theo”, and together with UGVL, “Owners”), (iv) LightJump Acquisition Corporation (“SPAC”), a Delaware corporation, (v) Moolec Science Limited, a private limited company incorporated under the laws of England and Wales (“Target”), (vi) Moolec Science SA, a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, with its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B268440 (“Holdco”) and (vii) UG Holdings, LLC, a limited liability company incorporated under the laws of the state of Delaware (“UG Holdings”). All capitalized terms used herein but not otherwise defined herein shall have the meanings used in the Backstop Agreement.

1.	Notwithstanding anything to the contrary in the Backstop Agreement, each of Parties hereby agree and acknowledge to the following:

a.	Sponsor is making the Election with respect to the full amount of its Contribution Commitment and Sponsor shall not be funding any cash amounts to any person under the Backstop Agreement;

b.	None of the funding under the Backstop Agreement was intended for SPAC and, as such, none of the Owners or Sponsor shall be obligated to fund any amounts to SPAC under the Backstop Agreement and the obligation of the Owners and Sponsor shall be to contribute funds to Holdco in connection with the Business Combination, in order to permit Holdco to, among other things, make the funding required by that certain Agreement on Funds Flow entered into in connection with the Business Combination, dated as of the date hereof, by and among the parties thereto. The Parties acknowledge that the Owners will be contributing cash to Holdco in accordance with Section 1.01(c)(i) and will not be arranging for any commitments pursuant to Section 1.01(c)(ii) or Section 1.01(c)(iii).

c.	Specifically, in satisfaction of the Owner’s and Sponsor’s obligations under Section 1.01 and Section 1.02, the Parties are taking the following actions at the Closing:

i.	Theo is contributing $4,005,520 to Holdco and in exchange therefore, Theo is receiving 400,552 newly issued Ordinary Shares of Holdco and Sponsor is transferring 200,276 shares of SPAC Common Stock to Theo;

ii.	UGVL is contributing $4,005,520 to Holdco and in exchange therefore, UGVL is receiving 400,552 newly issued Ordinary Shares of Holdco and Sponsor is transferring 200,276 shares of SPAC Common Stock to UGVL;

iii.	UG Holdings, LLC has received 1,035,000 shares of SPAC Common Stock from Sponsor;

(iii) Article IV of the Backstop Agreement shall apply to the agreements made in this MOU, mutadis mutandis.

-[Signature page follows]-

Acknowledged and Agreed:

Union Group Ventures Limited

By:	/s/ Oscar Alejandro León Bentancor
Name:	Oscar Alejandro León Bentancor
Title:	Sole Director

Theo Partners S.á r.l
on behalf of THEO I SCSp as its general partner

By:	/s/ Federico Trucco
Name:	Federico Trucco
Title:	Director

By:	/s/ Guillermo Reekstin
Name:	Guillermo Reekstin
Title:	Director

LightJump One Founders, LLC

By:	/s/ Robert M. Bennett
Name:	Robert M. Bennett
Title:	Chief Executive Officer

LightJump Acquisition Corporation

By:	/s/ Robert M. Bennett
Name:	Robert M. Bennett
Title:	Chief Executive Officer

Moolec Science Limited

By:	/s/ Gastón Paladini
Name:	Gastón Paladini
Title:	Director

Moolec Science SA

By:	/s/ Gastón Paladini
Name:	Gastón Paladini
Title:	Director

UG Holdings, LLC

By:	/s/ Kyle P. Bransfield
Name:	Kyle P. Bransfield
Title:	Member